UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2012 (May 30, 2012)

GAYLORD ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee		37214
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Purchase Agreement

On May 30, 2012, Gaylord Entertainment Company (the “Company”), Gaylord Hotels, Inc. (“GH”), Marriott Hotel Services, Inc. (“Purchaser”) and Marriott International, Inc. (“Marriott”), entered into a Purchase Agreement (the “Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions, the Company will transfer or caused to be transferred certain assets to Purchaser.

At the Closing (as defined in the Agreement), the Company will transfer to Purchaser the Gaylord Hotels brand and the rights to manage its four hotels for $210 million in cash (the “Sale”). Following consummation of the Sale, the Company will continue to own its hotel properties and other businesses and intends to reorganize and elect to be taxed as a real estate investment trust (REIT) as of January 1, 2013.

The Company, GH, Marriott and Purchaser each made certain customary representations, warranties and covenants in the Agreement, including, among others, covenants by the Company to carry on its business in the ordinary course consistent with past practice between the execution of the Agreement and the Sale.

The consummation of the Sale is subject to certain customary closing conditions, including, among others, the approval by the Company’s stockholders of certain proposals that will facilitate the Company becoming a REIT, the required consent of the lenders under the Company’s credit facility, the early termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and, subject to materiality exceptions, the accuracy of representations and warranties made by the Company, GH, Purchaser and Marriott, respectively, and compliance by the Company, GH, Purchaser and Marriott with their respective obligations under the Agreement.

Among other things, the Company has agreed (i) to cause a stockholders meeting to be held to consider the adoption of certain Company proposals that will facilitate the Company’s election to be treated as a REIT, (ii) subject to certain exceptions, that the Company’s board of directors will recommend adoption of those certain Company proposals presented at the stockholders meeting, and (iii) to cease all activities, discussions or negotiations and not to solicit proposals relating to the sale of the Gaylord Hotels brand and the right to manage the Company’s four hotels.

The Agreement does not prohibit the Company from considering or negotiating proposals to acquire the Company. In addition, prior to adoption by the Company’s stockholders of the Company’s proposals in connection with the Company’s election to be treated as a REIT, the Company’s board of directors may, upon receipt of an Acquisition Proposal (as defined in the Agreement) change its recommendation that the Company’s stockholders approve such Company proposals, subject to complying with certain notice conditions set forth in the Agreement.

The Agreement contains certain termination rights for each of the Company and Purchaser, including the right of each party to terminate the Agreement if the Sale has not been consummated by December 10, 2012, subject to the Company and Purchaser extending the closing to a mutually agreed upon later date.

If the Agreement is terminated by the Company prior to the date it obtains approval of the Company’s stockholders because the Company enters into a definitive agreement with respect to an Acquisition Proposal or the Company’s board of directors or a committee thereof has approved an

Acquisition Proposal and intends to cause the Company to enter into a definitive agreement with respect to an Acquisition Proposal, the Company would be required to pay Purchaser a termination fee of $12.5 million. The Agreement also contains provisions whereby the Company will reimburse Marriott’s expenses under various circumstances.

The foregoing description of the Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. A copy of the Agreement has been included to provide stockholders with information regarding its terms and is not intended to provide any factual information about the Company, GH, Purchaser or Marriott. The representations, warranties and covenants contained in the Agreement have been made solely for the purposes of the Agreement and as of specific dates; were solely for the benefit of parties to the Agreement; and are not intended as statements of fact to be relied upon by the Company’s stockholders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Agreement, which disclosures are not reflected in the Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders. Accordingly, stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, GH, Purchaser or Marriott. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this current report on Form 8-K not misleading.

Management Agreement

Pursuant to the Agreement, upon the closing of the Sale, the Company subsidiaries that will own and/or lease each of its four hotels will be parties to a management agreement with Purchaser, a form of which is attached to the Purchase Agreement (the “Form of Management Agreement”). The Form of Management Agreement has a term of thirty-five (35) years, with three (3) ten (10) year renewal terms (subject to certain thresholds), and entitles the Manager (as defined in the Form of Management Agreement) to a two-percent (2%) base management fee, and an incentive fee based upon hotel profitability.

The Form of Management Agreement is attached as Exhibit A to Exhibit 2.1 to this Form 8-K and incorporated by reference herein. The foregoing description of the Form of Management Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of such exhibit.

Pooling Agreement

In addition to the Form of Management Agreement, and pursuant to the Agreement, the Company, upon consummation of the Sale, will also cause certain of its subsidiaries that will own and/or lease each of its four hotels to enter into the pooling agreement with Purchaser (the “Form of Pooling Agreement”). The Form of Pooling Agreement provides for (i) the calculation of the incentive management fees for the four hotels on a consolidated basis; and (ii) the application of the limitations on secured debt on a consolidated basis.

The Form of Pooling Agreement is attached as Exhibit B to Exhibit 2.1 to this Form 8-K and is incorporated by reference herein. The foregoing description of the Form of Pooling Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of such exhibit.

Cautionary Statement Concerning Forward-Looking Statements

This filing contains “forward-looking statements” concerning the Company’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to, statements regarding the closing of the Marriott sale transaction and the fulfillment of conditions to the closing, the Company’s expectation to elect REIT status, and the timing and effect of that election. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following risks and uncertainties: the failure to receive, on a timely basis or otherwise, the required approvals by the Company’s stockholders; the Company’s expectation to elect and qualify for REIT status, the timing and effect of that election; the Company’s ability to remain qualified as a REIT; the Company’s and Marriott’s ability to consummate the sale; and operating costs and business disruption may be greater than expected.

Additional Information and Where to Find It

The Company expects to restructure its operations in connection with the proposed REIT conversion and as part of this restructuring it intends to prepare a proxy statement to be filed with the Securities and Exchange Commission (the “SEC”). The Company plans to file with the SEC other documents regarding the REIT conversion. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE REIT CONVERSION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE REIT CONVERSION. The final proxy statement will be mailed to the Company’s stockholders. You may obtain copies of all documents filed with the SEC concerning the proposed transaction, free of charge, at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Company by going to the Company’s Investor Relations website page at www.gaylordentertainment.com or by sending a written request to the Company’s Secretary at Gaylord Entertainment Company, One Gaylord Drive, Nashville, Tennessee 37214, or by calling the Secretary at (615) 316-6000.

Interests of Participants

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the REIT conversion. Information regarding the Company’s directors and executive officers is set forth in the Company’s proxy statement for its 2012 annual meeting of stockholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which were filed with the SEC on April 3, 2012 and February 24, 2012, respectively. Additional information regarding persons who may be deemed to be participants in the solicitation of proxies in respect of the proposed REIT conversion will be contained in the proxy statement to be filed by the Company with the SEC when it becomes available.

ITEM 8.01. OTHER ITEMS.

On May 31, 2012, the Company announced that it had entered into the Agreement and that its board of directors has approved the commencement of the steps necessary to reorganize the Company to qualify as a REIT for tax purposes. The Company’s press release dated May 31, 2012, is filed herewith as Exhibit 99.1, and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

2.1	Purchase Agreement, dated May 30, 2012, by and among Gaylord Entertainment Company, Gaylord Hotels, Inc., Marriott Hotel Services, Inc., and Marriott International, Inc. (including the forms of Management Agreement and Pooling Agreement)*

99.1	Press Release of Gaylord Entertainment Company dated May 31, 2012

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAYLORD ENTERTAINMENT COMPANY

Date: May 31, 2012	By:	/s/ Carter R. Todd
	Name:	Carter R. Todd
	Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

2.1	Purchase Agreement, dated May 30, 2012, by and among Gaylord Entertainment Company, Gaylord Hotels, Inc., Marriott Hotel Services, Inc., and Marriott International, Inc. (including the forms of Management Agreement and Pooling Agreement)*

99.1	Press Release of Gaylord Entertainment Company dated May 31, 2012

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.